UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

China Energy Recovery, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53283 (Commission File Number)	33-0843696 (IRS Employer Identification No.)

7F, No. 267 Qu Yang Road Hongkou District Shanghai, China (Address of principal executive offices)	200081 (Zip Code)

Registrant’s telephone number, including area code (86) 021 5556-0020

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 — Entry into a Material Definitive Agreement

China Energy Recovery, Inc., a Delaware corporation (“Company”), entered into a loan arrangement as of December 31, 2010 with Hold & Opt Investments Limited, to replace and continue the prior lending arrangement which was entered into on March 21, 2009, to extend the term until which the principal amount of US$5,000,000 is due to September 29, 2012, and to change certain of the terms of the loan.  The loan agreement was executed January 7, 2011.  A related collateral agreement will be signed once the collateral is available for pledge pursuant to the terms of the loan agreement.

The aggregate principal amount of the loan extension is US$5,000,000, and bears interest at the annual rate of 15.1%, calculated on a monthly compounded basis.  The principal and accrued interest are due September 29, 2012. The loan may be prepaid by the Company, without penalty. The loan agreement provides for the typical events of default, including a cross default clause, and the Company has made various representations and given various covenants to the lender as are typical of such arrangements. In the event of a default, the lender would have the right to exercise the rights under the Class B Preferred Stock that was issued in connection with the 2009 loan, which will continue with respect to the new loan. The lender continues to have a right of first refusal with respect to future debt and equity fundings and a right to consent to certain debt and equity fundings by the Company and its subsidiaries and affiliates.

As a guarantee of the payments under the loan extension, Mr. Wu, the Chief Executive Officer of the Company and the principal officer of the Company will pledged 8,000,006 shares for the repayment of the principal due under the loan agreement.  The pledge will only take effect when the shares are released from the current pledge under another loan entered into by the Company.  Additionally, since the loan is fixed in United States dollars, the lender will receive compensation for the value of the difference in the Renmenbi/US Dollar exchange rate between September 29, 2011, and the payment date, provided the Renmenbi exchange rate increases against the US dollar, times the amount of being paid.

Item 9.01 — Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1	Form of Loan Agreement dated as of December 31, 2010 between registrant and Hold and Opt Investments Limited
10.2	Form of Collateral Agreement, related to the Loan Agreement dated as of December 31, 2011.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Energy Recovery, Inc.
Date: January 7, 2011	By:	/s/ Qinghuan Wu
Qinghuan Wu
Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Form of Loan Agreement dated as of December 31, 2010 between registrant and Hold and Opt Investments Limited
10.2	Collateral Agreement relating to Loan Agreement dated as of December 31, 2010